SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: October 31, 2006

CLARKSTON FINANCIAL CORPORATION
(Exact name of registrant as
specified in its charter)

Michigan (State or other jurisdiction of incorporation)	333-63685 (Commission File Number)	38-3412321 (IRS Employer Identification no.)

6600 Highland Road, Suite 24 Waterford, Michigan (Address of principal executive office)	48327 (Zip Code)

Registrant’s telephone number,
including area code: (248) 922-6945

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[_]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
[_]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02.       Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

    (b)        Effective October 31, 2006, Mr. Bruce H. McIntyre resigned as a member of the Board of Directors of Clarkston Financial Corporation. This resignation was not in response to any disagreement with Clarkston Financial Corporation. Mr. McIntyre has been a director of Clarkston Financial Corporation since its inception and, at age 77, is looking forward to more flexibility to travel and visit family members. Mr. McIntyre has also resigned from the board of directors of Huron Valley State Bank.

        On October 31, 2006, the Board of Directors has appointed J. Grant Smith to be a director of Clarkston Financial Corporation, with a term to expire at the annual meeting in 2009. Mr. Smith continues to serve as the President and Chief Operating Officer of Clarkston Financial Corporation. There are no arrangements or understandings between Mr. Smith and any other person pursuant to which Mr. Smith was selected as a director.

        Mr. John Welker, a director of Clarkston Financial Corporation, has been elected Vice Chairman of the Board of Directors, effective October 31, 2006.

        Mr. Mark Murvay, a director of Clarkston Financial Corporation, has been elected Secretary and Treasurer of Clarkston Financial Corporation effective October 31, 2006.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 1, 2006	CLARKSTON FINANCIAL CORPORATION (Registrant) By: /s/ J. Grant Smith —————————————— J. Grant Smith President and Chief Operating Officer